EXHIBIT 4.1



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                          CERTIFICATE OF INCORPORATION

                                       OF

                             TOUCAN GOLD CORPORATION

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                    Pursuant to the provisions of Section 102

                        of the General Corporation Law of

                              the State of Delaware

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         I, the  undersigned,  for the  purpose of  creating  and  organizing  a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows:

         1. The name of the Corporation is Toucan Gold Corporation (the "Corporation").

         2. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805-1297, County of New Castle. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

         3. (a) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

            (b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         4. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 32,000,000 shares, consisting of 30,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

            The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. The Board of Directors, by resolution, shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions, and qualifications of, the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each

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other series of Preferred Stock shall be as fixed from time to time by the Board of Directors in the resolution or resolutions authorizing the issuance of each series adopted by the Board of Directors.

         5. No holder of shares of stock of the Corporation shall have any preemptive or other right to receive any securities of the Corporation.

         6. (a) The number of directors of the Corporation shall be not less than One (1) nor more than Nine (9), the exact number to be fixed from time to time in the manner provided by the Bylaws of the Corporation.

            (b) The power of the  incorporator  shall  terminate  upon the filing of this Certificate of Incorporation. The number of directors constituting the initial Board of Directors of the Corporation is Three (3), and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

                  Name                                       Address
         ---------------------                       -----------------------
         Robert P. Jeffcock                           2 The Promenade

                                                      Castletown

                                                      Isle of Man

                                                      1M91BJ

         L. Clark Arnold                              201 E. Rudasill Road
                                                      Tucson, Arizona 85704-6024

         Don D. Box                                   8201 Preston Road
                                                      Suite 600
                                                      Dallas, Texas 75225

                  (c) Election of directors need not be by written ballot unless the Bylaws shall so provide. Except as otherwise required by law, this Certificate of Incorporation or the provisions of any resolutions adopted by the Board of Directors authorizing the issuance of Preferred Stock, each holder of shares of Common Stock shall be entitled to one vote in respect of each share of Common Stock held in his name on the books of the Corporation on each matter voted upon by the stockholders. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

         7. The business affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise proved by law, this Certificate of Incorporation or the Bylaws. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders; provided, however, that

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no such  adoption,  amendment,  or repeal  shall be valid with  respect to Bylaw provisions that have been adopted, amended, or repealed by the stockholders and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

         8. The Corporation is to have perpetual existence.

         9. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

                  (b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

                  (c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                  (d) In addition to the powers and authority conferred upon the Board of Directors by statute or by this Certificate of Incorporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

         10. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

         11. The name and mailing address of the incorporator of the Corporation is Lesley Pettengill, Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202.

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         THE  UNDERSIGNED,  being the incorporator  hereinbefore  named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby acknowledging and declaring and certifying that the foregoing Certificate of Incorporation is her act and deed and the facts herein stated are true, and accordingly has hereunto set her hand this 19th day of July, 1996.

                                                     /s/ Lesley Pettingill
                                                    --------------------------
                                                     Lesley Pettengill

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